UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2021

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor
New York, New York		10007
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to the Loan and Security Agreement

On October 14, 2021, Axsome Therapeutics Inc., a Delaware corporation (the “Company”), entered into a First Amendment to Loan and Security Agreement (the “First Amendment”) with Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent, and the other financial institutions or entities party thereto as lenders (the “Lenders”). The First Amendment amended the terms of that certain Loan and Security Agreement, dated as of September 25, 2020, by and among the Company, Hercules and the Lenders (the “Loan Agreement”) to, among other things, (i) increase the aggregate principal amount of the loan, available at the Company’s option, from $225,000,000 to $300,000,000, (ii) change the draw amounts and dates available in Tranche 2 through Tranche 5 including increasing the amount available under Tranche 2 subject to FDA approval of the Company’s AXS-05 product candidate for the treatment of major depressive disorder from $35,000,000 to $100,000,000, maintaining the amount available under Tranche 3 subject to FDA approval of the Company’s AXS-07 product candidate for the acute treatment of migraine of $20,000,000, reducing the amount under Tranche 4 available upon achievement of certain combined sales and outstanding debt criteria from $60,000,000 to $55,000,000, and increasing the amount available under Tranche 5 to support future strategic initiatives, including further pipeline advancement or expansion from $50,000,000 to $75,000,000 subject to the approval from Hercules, (iii) extend the maturity date of the facility from the original October 2025 to October 2026, and optionally to October 2027, subject to certain conditions, (iv) reset and extend the interest only period from the initial 30 months from the original loan closing to 48 months from the First Amendment and extendable up to 60 months subject to FDA approval of the Company’s AXS-05 product candidate for the treatment of major depressive disorder and subject to FDA approval of AXS-07 in the acute treatment of migraine, and (v) decrease the interest rate from 9.15% (floating rate based on the greater of (a) 9.15% or (b) US WSJ Prime + 5.90%) to 8.95% (floating rate based on the greater of (a) 8.95% or (b) US WSJ Prime + 5.70%).

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the First Amendment to be filed as an exhibit to the Company’s next Form 10-Q to be filed with the U.S. Securities and Exchange Commission.

Item 8.01 Other Events.

On October 18, 2021, the Company issued a press release announcing the execution of the First Amendment.

The full text of the press release is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 18, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axsome Therapeutics, Inc.

Date:	October 18, 2021	By:	/s/ Herriot Tabuteau, M.D.
		Name: Title:	Herriot Tabuteau, M.D. President and Chief Executive Officer